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                                                                     Exhibit 3.2

                                   05729-0106                       Approved
                            ARTICLES OF INCORPORATION             By  LO
                                                                      ---------
                                       OF                         Date 1-29-97
                                                                      ---------
                             SIGNATURE BRANDS, INC.               Amount $85
                                                                      ---------
                                    * * * * *                       97012918801

     The undersigned, a citizen of the United States, desiring to form a corporation, FOR PROFIT, does hereby CERTIFY:

                                    ARTICLE I
                                    ---------

     The name of the corporation is Signature Brands, Inc.

                                   ARTICLE II
                                   ----------

     The principal office of the corporation shall be located in Cleveland, Cuyahoga County, Ohio.

                                   ARTICLE III
                                   -----------

     The purpose or purposes for which, or for any of which, it is formed are to enter into, promote or conduct any kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

                                   ARTICLE IV
                                   ----------

     The authorized number of shares of capital stock of the corporation shall consist of Eight Hundred Fifty (850) shares, all of which shall be common shares, without par value.

                                    ARTICLE V
                                    ---------

     The corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or





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                                  05729-0107

holders of outstanding shares of the corporation and at such prices as the Board of Directors of the corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                   ARTICLE VI
                                   ----------

     Notwithstanding any provision of the laws of the State of Ohio now or hereafter in force requiring, for any purpose, the vote of the holders of greater than a majority but less than all of the voting power of the corporation or of any class or classes of shares thereof, such action (unless otherwise expressly prohibited by statute) may be taken by vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

                                   ARTICLE VII
                                   -----------

     The preemptive right to purchase additional shares or any other securities of the corporation is expressly denied to all shareholders of all classes.

                                  ARTICLE VIII
                                  ------------

     Section 1701.831 of the Revised Code of Ohio shall not apply to any control share acquisition (as defined in Section 1701.01(Z)(1) of the Revised Code of Ohio, as the same may be amended from time to time, or in any successor thereto, however denominated) of shares of any class of capital stock of the corporation.

                                   ARTICLE IX
                                   ----------

     Chapter 1704 of the Revised Code of Ohio shall not apply to the corporation or to any transaction between the corporation and any holder of shares of any class of capital stock of the corporation.




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                                 05729-0108




     IN WITNESS WHEREOF, I have subscribed my name to these Articles of Incorporation on January 28, 1997.

                                    /s/ Gregory J. Dziak
                                    -----------------------------
                                    Gregory J. Dziak
                                    (Sole Incorporator)